CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of Registrant: Strong Conservative Equity Funds, Inc., on behalf of Strong Advisor U.S. Value Fund, Strong Blue Chip Fund, Strong Dividend Income Fund, Strong Energy Fund and Strong Growth and Income Fund;

Each of the undersigned, the principal executive officer and treasurer of the above named Registrant, hereby certify to the best of his knowledge and belief that:

1.	The Registrant’s periodic report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

	By	/s/ Dana J. Russart
Dana J. Russart
Principal Executive Officer

Date: February 14, 2005

	By	/s/ John W. Widmer
John W. Widmer
Treasurer

Date: February 14, 2005

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.